                                  EXHIBIT  5.1

                           WEIL, GOTSHAL & MANGES LLP
                           700 LOUISIANA, SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 546-5000



                                 March 28, 1997






Diamond Offshore Drilling, Inc.
15415 Katy Freeway
Houston, Texas 77094


Ladies and Gentlemen:


              We have acted as counsel to Diamond Offshore Drilling, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (Registration No. 333-19987) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), pertaining to the issuance by the Company from time to time, together or separately, and as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of up to $600,000,000 aggregate offering price of (1) debt securities (the "Debt Securities"), which may be either senior or subordinated and which may be convertible into or exchangeable for shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), shares of preferred stock, par value $.01 per share, of the Company (the "Preferred Stock"), or other Debt Securities; (2) warrants to purchase Debt Securities (the "Debt Warrants"); (3) Preferred Stock, which may be convertible into or exchangeable for shares of Common Stock or shares of Preferred Stock or Debt Securities; (4) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"); and (5) Common Stock, including Common Stock issuable upon the conversion or exchange of Debt Securities or Preferred Stock offered thereunder, to the extent such Debt Securities or Preferred Stock are, by their terms, convertible into or exchangeable for shares of Common Stock, in amounts, at prices and on terms to be determined by market conditions at the time of offering thereof. The Debt Securities will be issued pursuant to one or more indentures (each, an "Indenture") in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time, between the Company, as obligor, and a trustee (each, a "Trustee") chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the "TIA"). The Debt Warrants and the Preferred Stock Warrants (collectively, the "Securities Warrants") will be issued under one or more warrant agreements (each, a "Warrant Agreement") between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").


              In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation (the "Certificate"), the resolutions adopted by the Board of Directors of the Company authorizing the filing of the Registration Statement, the Indenture, and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

              Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:


              1. With respect to the Debt Securities issued under the Registration Statement after the date hereof, when (1) the Registration Statement shall have become effective under the Act, (2) an Indenture shall have been duly executed and delivered by the Company and a Trustee and duly qualified under the TIA, duly establishing the terms of particular Debt Securities, and (3) such Debt Securities shall have been (a) duly authorized, executed, authenticated, issued and delivered against payment therefor as contemplated by the Indenture and the Registration Statement and/or the applicable Prospectus Supplement or (b) duly authorized and issued upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for Debt Securities or upon exercise of Debt Warrants, in each case as contemplated by the Indenture and the Registration Statement and/or the applicable Prospectus Supplement, and the Company shall have received any additional consideration which is payable upon such conversion, exchange or exercise, such Debt Securities will constitute binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder and under the Indenture may be limited by federal or state securities laws or public policy relating thereto.


              2. With respect to the Preferred Stock issued under the Registration Statement after the date hereof, when (1) the Registration Statement shall have become effective under the Act, (2) a series of Preferred Stock shall have been (a) duly authorized, duly established in accordance with the terms of the Company's Certificate and applicable law, and upon adoption by the Board of Directors of the Company of one or more resolutions in form and content as required by applicable law, issued and sold against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution(s), or (b) duly authorized, duly established in accordance with the terms of the Company's Certificate and applicable law, and upon adoption by the Board of Directors of the Company of one or more resolutions in form and content as required by applicable law, issued upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for such shares of Preferred Stock or upon exercise of Preferred Stock Warrants, and the Company shall have received any additional consideration which is payable upon such conversion, exchange or exercise, in each case as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution(s), and assuming for the purpose of each opinion set forth in this paragraph 2 that the Company shall have sufficient authorized but unissued shares of Preferred Stock to so issue such shares of such series of Preferred Stock, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.


              3. With respect to the Common Stock issued under the Registration Statement after the date hereof, when (1) the Registration Statement shall have become effective under the Act and (2) shares of Common Stock shall have been duly authorized pursuant to adoption by the Board of Directors of the Company of one or more resolutions in form and content as required by applicable law, and issued, including, without limitation, upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for such shares of Common Stock, and the Company shall have received the consideration therefor including, without limitation, any additional consideration which is payable upon such conversion or exchange, in each case as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution(s), and assuming for the purpose of each opinion set forth in this paragraph 3 that the Company shall have sufficient authorized but unissued shares of Common Stock to so issue such shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.



              4. With respect to the Securiites Warrants issued under the Registration Statement after the date hereof, when (1) the Registration Statement shall have become effective under the Act, (2) the blue sky or securities laws of the necessary states shall have been complied with, (3) a Warrant Agreement shall have been duly authorized, executed and delivered by the Company and a Warrant Agent, duly establishing Debt Warrants or Preferred Stock Warrants, and (4) the Debt Warrants or Preferred Stock Warrants, as the case may be, shall have been duly authorized, executed, authenticated, issued and delivered against payment therefor as contemplated by such Warrant Agreement and the Registration Statement and/or the applicable Prospectus Supplement, such Debt Warrants or Preferred Stock Warrants, as the case may be, will be validly issued.

              To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of the opinions set forth herein that each Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Trustee is duly qualified to engage in the activities contemplated by each Indenture to which it is a party; that each Indenture has been duly authorized, executed and delivered by the Trustee party thereto and constitutes the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that each Trustee is in compliance, generally and with respect to acting as a Trustee under each Indenture to which it is a party, with all applicable laws and regulations; and that each Trustee has the requisite organizational and legal power and authority to perform its obligations under each Indenture to which it is a party.

              To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of the opinions set forth herein that each Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Warrant Agent is duly qualified to engage in the activities contemplated by each Warrant Agreement to which it is a party; that each Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent party thereto and constitutes the legal, valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; that each Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under each Warrant Agreement to which it is a party, with all applicable laws and regulations; and that each Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under each Warrant Agreement to which it is a party.

              The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware, and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

              The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Such opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Prospectus contained therein.


                                                   Very truly yours,


                                                  /s/ WEIL, GOTSHAL & MANGES LLP